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                                IRREVOCABLE PROXY

                  IRREVOCABLE PROXY (this "Proxy"), dated July ____, 1999, given by _______________ with an office at/residing at (the "Grantor"), the holder of _____ shares of the Class A Common Stock, par value $.01 per share (such shares being the "Grantor Shares") of HealthCore Medical Solutions, Inc.
("HealthCore").

                              W I T N E S S E T H:

         WHEREAS, HealthCore is a party to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated July 1, 1999, between HealthCore and Adatom, Inc., a California corporation ("Adatom"), pursuant to which Adatom is to be merged with and into HealthCore (the "Merger"), subject to the satisfaction of certain conditions, including, without limitation, the affirmative vote of a majority of the outstanding shares of Common Stock of HealthCore (other than the shares owned by Neal J. Polan, the Chief Executive Officer of HealthCore (the "Grantee")) in favor of the Merger; and

                  WHEREAS, HealthCore and the Grantor are parties to that certain Amended and Restated Escrow Agreement (the "Escrow Agreement"), dated as of July 31, 1997, among HealthCore, the Grantor, the other stockholders of HealthCore who are signatories to the Escrow Agreement (together with the Grantor, the "Escrow Shareholders") and American Stock Transfer & Trust Company, pursuant to which certain of the shares of Common Stock of HealthCore owned beneficially and of record by the Escrow Shareholders are held in escrow; and

                  WHEREAS, as contemplated by the Merger Agreement, the Grantor and HealthCore are simultaneously herewith executing and delivering that certain Termination Agreement, pursuant to which the Grantor and HealthCore have agreed that, in the event of the consummation of the Merger, and subject to the affirmative vote of two-thirds of the outstanding shares of HealthCore Class A Common Stock (the "Common Stock"), excluding the shares held by the Escrow Stockholders, in favor of the termination of the Escrow Agreement (the "Required Stockholder Vote"), the Escrow Agreement shall be terminated with respect to the Grantor and that portion of the Grantor Shares held in escrow (collectively, the "Escrowed Grantor Shares"), and, in connection therewith, eighty percent (80%) of the Escrowed Grantor Shares shall be cancelled with the remaining twenty percent (20%) shall be released from escrow to the Grantor; and

                  WHEREAS, in accordance with the terms of the Termination Agreement, and subject to the terms and conditions of this Proxy, the Grantor desires to grant to the Grantee, as Chief Executive Officer of HealthCore, the right to vote all of the Grantor Shares.

                  NOW THEREFORE, the Grantor and the Grantee hereby agree as follows:


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         1. Appointment. The Grantor hereby irrevocably appoints the Grantee as proxy to vote the Grantor Shares and/or deliver written consents as a stockholder of HealthCore in respect of the Grantor's ownership of the Grantor Shares, for and on behalf of the Grantor. The proxy to vote the Grantor Shares granted hereunder shall apply with respect to any and all actions of the stockholders of HealthCore taken on or after the date hereof (whether taken at a meeting or by written consent), for any and all purposes and on any and all matters with respect to which the Grantor Shares are entitled to be cast, including, without limitation, the approval of the Merger and the transactions contemplated thereby. The Grantor grants this Proxy in consideration of HealthCore's execution and delivery of the Termination Agreement. The Grantor acknowledges and agrees that the Board of Directors of HealthCore believes that the consummation of the Merger and the transactions contemplated thereby are in the best interest of HealthCore and its shareholders, and this Proxy shall be deemed to be coupled with an interest and irrevocable.

         2. General Provisions. This Proxy may be voted or acted upon by the Grantee until this Proxy is amended, modified or terminated as provided herein.

            (a) Amendment and Modification. This Proxy shall only be amended or modified only with the express written consent of the Grantor, the Grantee and HealthCore.

            (b) Termination. This Proxy shall terminate and be of no further force or effect immediately upon the earliest of (a) the first date by which both (i) the closing of the transactions contemplated by the Merger Agreement shall have occurred, and (ii) HealthCore shall have received the Required Stockholder Vote, (b) the termination of the agreements contained in the Merger Agreement, and (c) with respect to the Grantor Shares other than the Escrowed Grantor Shares, the receipt by both the Grantee and HealthCore of written notice of the consummation of the sale of such shares.

         3. No Duty. The Grantee may act in any manner, and may take into account such factors (including, without limitation, the objectives and best interest of the Grantee) as may the Grantee may deem appropriate, in his sole and absolute discretion, and therefore the Grantee shall have no obligation in exercising this Proxy to act as a fiduciary for or in the best interest of the Grantor, HealthCore or any of the employees, officers, directors or other shareholders thereof.

         4. Binding Effect. This Proxy shall be binding upon, and inure to the benefit of the Grantor, the Grantee and HealthCore, and their respective successors, assigns, heirs, executors and administrators.

         Dated: July ____, 1999.


                                        [Grantor]


                                        By:
                                           -------------------------------
                                           Name:
                                           Title

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         Acknowledged and Agreed:

         HEALTHCORE MEDICAL SOLUTIONS, INC.

         By:                                          Date:
            -------------------------------------          ---------------------
               Neal J. Polan, CEO


         ----------------------------------------     Date:
               Neal J. Polan, as Proxy                     ---------------------